Form 10-K, Exhibit 13
period 2006-06-30
ME Portfolio Management SMHL Global Fund No. 8
filed 2006-09-25
CIK 1339714

SMHL GLOBAL FUND NO. 8

For Period:	28 September 2005 to 30 June 2006

Class	Original Balance	Beginning Period Invested Amount	Principal Distribution	Interest Distribution	Total Distribution	Ending Period Invested Amount	Outstanding Principal Balance
A-1	USD 950,000,000.00	USD 950,000,000.00	USD 138,780,165.22	USD 32,867,728.69	USD 171,647,893.91	USD 811,219,834.78	USD 811,219,834.78
A-2	EUR 770,000,000.00	EUR 770,000,000.00	EUR 112,484,960.05	EUR 14,699,942.75	EUR 127,184,902.80	EUR 657,515,039.95	EUR 657,515,039.95
B	AUD 45,000,000.00	AUD 45,000,000.00	$0.00	AUD 2,095,714.48	AUD 2,095,714.48	AUD 45,000,000.00	AUD 45,000,000.00

Class	Pool Factor	Current Pass Through Rates*
A-1	0.853915616	5.11469%	* Based on a LIBOR of:	5.04469%
A-2	0.853915636	2.84300%	* Based on a EURIBOR of:	2.76300%

AMOUNTS PER $1,000 UNIT
Class	Principal Distribution	Interest Distribution	Total Distribution	Ending Period Balance
A-1	146.084372380	34.597609147	180.681981527	853.915627620
A-2	146.084375927	19.090834740	165.175210667	853.915624073

Quarterly Principal Distribution	Scheduled Principal	Prepayments	Liquidations	Insurance Proceeds	Total
Class A-1	15,109,104.27	123,671,049.49	0.00	0.00	138,780,153.76
Per $1000 unit	15.90432029	130.18005209	0.00000000	0.00000000	146.08437238
Class A-2	12,246,326.92	100,238,642.54	0.00	0.00	112,484,969.46
Per $1000 unit	15.90432067	130.18005525	0.00000000	0.00000000	146.08437593

Collateral Distributions	Current Period	Since Inception	Current Period	Since Inception	Current Period	Since Inception
Beginning Collateral Balance	AUD 2,499,850,360.00	AUD 2,499,850,360.00	USD 1,922,134,941.81	USD 1,922,134,941.81	EUR 1,578,655,502.34	EUR 1,578,655,502.34
-Scheduled Principal Payments	AUD 39,042,726.85	AUD 26,434,269.08	USD 30,019,952.68	USD 20,325,309.50	EUR 24,655,482.01	EUR 16,693,240.93
-Unscheduled Principal Payments	AUD 424,702,406.89	AUD 289,667,667.50	USD 326,553,680.66	USD 222,725,469.54	EUR 268,199,569.95	EUR 182,925,132.03
+Principal Redraws	AUD 105,129,855.29	AUD 67,736,791.28	USD 80,834,345.73	USD 52,082,818.82	EUR 66,389,503.62	EUR 42,775,783.69
-Insurance Proceeds	AUD 0.00	AUD 0.00	USD 0.00	USD 0.00	EUR 0.00	EUR 0.00
-Liquidation Proceeds	AUD 0.00	AUD 0.00	USD 0.00	USD 0.00	EUR 0.00	EUR 0.00
-Realized Losses from Liquidations	AUD 0.00	AUD 0.00	USD 0.00	USD 0.00	EUR 0.00	EUR 0.00
Ending Collateral Balance	AUD 2,141,235,081.55	AUD 2,251,485,214.70	USD 1,646,395,654.20	USD 1,731,166,981.58	EUR 1,352,189,954.00	EUR 1,421,812,913.08

Class B Information	Period	Since Inception	Period	Since Inception	Period	Since Inception
Outstanding Principal Balance Class B Notes	AUD 45,000,000.00	AUD 45,000,000.00	USD 34,600,500.00	USD 34,600,500.00	EUR 28,417,500.00	EUR 28,417,500.00
Outstanding Invested Amount of Class B Notes	AUD 45,000,000.00	AUD 45,000,000.00	USD 34,600,500.00	USD 34,600,500.00	EUR 28,417,500.00	EUR 28,417,500.00
Carry Over Class B Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00

Outstanding Mortgage Information	Period	Since Inception	Period	Since Inception	Period	Since Inception
Outstanding Principal Balance - Fixed rate housing loans	AUD 499,036,369.03	AUD 539,191,900.73	USD 383,709,064.15	USD 414,584,652.47	EUR 315,141,467.04	EUR 340,499,685.31
Outstanding Principal Balance -Variable rate housing loans	AUD 1,642,198,712.52	AUD 1,960,658,459.27	USD 1,262,686,590.06	USD 1,507,550,289.33	EUR 1,037,048,486.96	EUR 1,238,155,817.03
Total Outstanding Principal Balance	AUD 2,141,235,081.55	AUD 2,499,850,360.00	USD 1,646,395,654.20	USD 1,922,134,941.80	EUR 1,352,189,954.00	EUR 1,578,655,502.34

Quarterly Interest Collections Waterfall	AUD	USD	EUR
Interest Collections
Gross Interest Income Received from Mortgages	AUD 123,470,347.33	USD 94,936,350.06	EUR 77,971,524.34
Payments from / (to) Fixed / Floating Swap Provider	AUD 28,336.44	USD 21,787.89	EUR 17,894.46
Payments from / (to) Currency Swap Provider	(AUD 40,697,886.53)	(USD 31,292,604.96)	EUR 25,700,715.35
Interest Income received from Cash holdings	AUD 2,412,936.99	USD 1,855,307.26	EUR 1,523,769.71
Principal Draws	AUD 0.00	USD 0.00	EUR 0.00
Liquidity Facility Draws	AUD 0.00	USD 0.00	EUR 0.00
Net proceeds available for Interest Waterfall	AUD 85,213,734.23	USD 65,520,840.25	EUR 53,812,473.16

Distribution of Interest Collections
Trustee's fee and Expenses	AUD 16,934,677.99	USD 13,021,073.91	EUR 10,694,249.15
Interest Carryforward paid to A-1	AUD 0.00	USD 0.00	EUR 0.00
Interest Carryforward paid to A-2	AUD 0.00	USD 0.00	EUR 0.00
Interest Carryforward paid to A-3	AUD 0.00	USD 0.00	EUR 0.00
Current Interest due to A-1	AUD 53,741,426.02	USD 41,321,782.47	EUR 33,937,710.53
Payments from swap provider due to A-1	(AUD 10,994,997.76)	(USD 8,454,053.78)	EUR 6,943,341.08
Current Interest due to A-2	AUD 52,980,707.86	USD 40,736,866.27	EUR 33,457,317.01
Payments from swap provider due to A-2	(AUD 29,702,888.78)	(USD 22,838,551.18)	EUR 18,757,374.26
Interest Carryforward paid to Class B	AUD 0.00	USD 0.00	EUR 0.00
Current Interest dut to Class B	AUD 2,095,714.48	USD 1,611,394.86	EUR 1,323,443.69
Other	AUD 0.00	USD 0.00	EUR 0.00
Deposit into Cash Collateral Account	AUD 0.00	USD 0.00	EUR 0.00
Reimbursement of Principal Draws	AUD 0.00	USD 0.00	EUR 0.00
Total Distributions of Interest Collections	AUD 85,054,639.82	USD 65,398,512.56	EUR 53,712,005.04

Outstanding Deferred Management Fees	AUD 159,094.41	USD 122,327.69	EUR 100,468.12

Quarterly Principal Collections Waterfall	AUD	USD	EUR
Principal Collections
Principal Collections from outstanding mortgage loans	AUD 463,745,133.74	USD 356,573,633.33	EUR 292,855,051.96
Principal Redraws from outstanding mortgage loans	(105,129,855.29)	(USD 80,834,345.73)	EUR 66,389,503.62
Recoveries from previously charged off mortgage loans	0.00	USD 0.00	EUR 0.00
Other	0.00	USD 0.00	EUR 0.00
Less: Principal Draws for Interest Waterfall	0.00	USD 0.00	EUR 0.00
Plus: Reimbursement of Principal Draws from Interest Waterfall	0.00	USD 0.00	EUR 0.00
Net proceeds available for Principal Waterfall	AUD 358,615,278.45	USD 275,739,287.60	EUR 226,465,548.34

Outstanding Shortfalls and Chargeoffs	Current Period	Since Inception	Current Period	Since Inception	Current Period	Since Inception
Principal Draws for Interest Waterfall	AUD 0.00	AUD 0.00	USD 0.00	USD 0.00	EUR 0.00	EUR 0.00
Class A-1 Interest Shortfall	0.00	0.00	0.00	0.00	0.00	0.00
Accrued Interest on Class A-1 Interest Shortfall	0.00	0.00	0.00	0.00	0.00	0.00
Class A-2 Interest Shortfall	0.00	0.00	0.00	0.00	0.00	0.00
Accrued Interest on Class A-2 Interest Shortfall	0.00	0.00	0.00	0.00	0.00	0.00
Class A-3 Interest Shortfall	0.00	0.00	0.00	0.00	0.00	0.00
Accrued Interest on Class A-3 Interest Shortfall	0.00	0.00	0.00	0.00	0.00	0.00
Carry Over Class A-1 Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00
Carry Over Class A-2 Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00
Carry Over Class A-3 Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00
Undistributed Principal Collections	0.00	0.00	0.00	0.00	0.00	0.00

Cash Collateral Account	AUD	USD	EUR
Beginning Cash Collateral Account Balance	AUD 6,250,000.00	USD 4,805,625.00	EUR 3,946,875.00
+ Interest Earned on Cash Collateral Account	352,503.96	271,040.30	EUR 222,606.25
+ Deposit from Interest Collections Waterfall	0.00	0.00	EUR 0.00
-Current Period’s Cash Collateral Account Draws	621,286.37	0.00	EUR 392,342.34
-Current Period’s Release to cash collateral provider	352,503.96	271,040.30	EUR 222,606.25
Ending Cash Collateral Account Balance	AUD 5,628,713.63	USD 4,805,625.00	EUR 3,554,532.66

Required Cash Collateral Account Balance	AUD 5,628,713.04	USD 4,327,917.45	EUR 3,554,532.28

Delinquency Information	# of Loans	Percentage of Pool	Loan Balance	% of Pool
31-60 Days	26	0.17%	4,986,508.25	0.23%
61-90 Days	10	0.06%	1,347,179.93	0.06%
90+ Days (excluding Loans in Foreclosures)	8	0.05%	823,849.93	0.04%
Loans in Foreclosure	0	0.00%	-	0.00%
Total	44	0.28%	7,157,538.11	0.33%

Loss Information	AUD	USD	EUR
Cumulative Loss since Inception Before Mortgage Insurance	AUD 0.00	USD 0.00	EUR 0.00
Cumulative Loss since Inception After Mortgage Insurance	0.00	0.00	0.00

Prepayment Information	Three Month CPR	Life
	16.30%	14.53%